Exhibit 99.2

Apollo Education Group, Inc. News Release

Apollo Education Group, Inc. Explores Strategic Alternatives

Phoenix, January 11, 2016 – Apollo Education Group, Inc. (Nasdaq: APOL) announced today that the Board of Directors has made the determination to explore strategic alternatives while the Company continues to execute its ongoing business transformation. The Board is currently in discussions that could potentially lead to a change of control of the Company. The Board believes that these actions will support and accelerate Apollo’s strategic initiatives, which include the continued growth and investment in Apollo Global and the continuation of the University of Phoenix’s transformation plan to further enhance student outcomes and provide outstanding, career relevant higher education for working adults.

The Company has retained Barclays and Credit Suisse as financial advisors and Sullivan & Cromwell as legal advisor. There can be no assurance that any transaction will be pursued or completed. Given the ongoing nature of these discussions, the Company will not make any further comment at this time.

About Apollo Education Group, Inc.

Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other nondegree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Forward-Looking Statements Safe Harbor

Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the impact of the initiatives to transform University of Phoenix into a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (iii) the impact of the Company’s ongoing restructuring and cost-reduction initiatives; (iv) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs; (v) further delay in the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (vi) the impact of the U.S. Department of

Defense (“DoD”) action to place University of Phoenix on probation in relation to participation in the DoD’s Tuition Assistance Program for active duty military students; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (viii) changes in University of Phoenix enrollment or student mix; and (ix) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2015, most recently filed 10-Q, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.

Contacts:

Tripp Kyle / Tom Maginnis

Brunswick Group, (212) 333 3810

apollo@brunswickgroup.com